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                                                                   Exhibit 10.19


                     THE PNC FINANCIAL SERVICES GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                    (AMENDED AND RESTATED AS OF MAY 31, 2003)


                                    ARTICLE I
                          PURPOSE AND SCOPE OF THE PLAN

1.1      PURPOSE

         The PNC Financial Services Group, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation.

1.2      DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

         Board of Directors or Board means the Board of Directors of the Corporation.

         Code means the Internal Revenue Code of 1986, as amended.

         Common Stock means shares of the common stock, par value $5.00 per share, of the Corporation.

         Corporate Retirement Plans means the department of the Corporation responsible for the day-to-day administration of and recordkeeping for the Plan.

         Corporation means The PNC Financial Services Group, Inc.

         Compensation means the regular remuneration paid to an Employee by the Corporation or Designated Subsidiary which, in the case of an Employee who receives commission income, means commissions, guarantees, branch profits and incentive pay (excluding any bonus) and, in the case of any other Employee, means base salary or wages. As used in this definition, "base salary and wages" includes any base salary or wage amount paid to an Employee by the Corporation or a Designated Subsidiary that would be included in the Employee's U.S. taxable income but for the fact that such amount was contributed by the Employee to a tax-qualified plan pursuant to an elective deferral under Section 401(k) of the Code, was contributed by the Employee under a flexible benefit arrangement described in Section 125 of the Code, or was deferred by the Employee's election pursuant to the terms of the Corporation's Supplemental Incentive Savings Plan ("SISP") or any successor plan to the SISP.

         Continuous Service means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Corporation and/or a Designated Subsidiary immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.
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         Designated Subsidiary means any Subsidiary, which has been designated by the Plan Committee to participate in the Plan.

         Employee means any individual classified by the Corporation or a Designated Subsidiary as an employee.

         Exercise Date means June 30 and December 31 of each Plan Year; provided, however, that for the Option Period which begins on June 1, 2003, Exercise Date means December 31, 2003.

         Fair Market Value of a share of Common Stock means the last price of the Common Stock on the applicable date as reported by the Wall Street Journal, or, if no such price is reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Plan Committee shall adopt.

         Offering Date means July 1 and January 1 of each Plan Year; provided, however, that for the Option Period which begins on June 1, 2003, Offering Date means June 1, 2003.

         Option Period or Period means the period beginning on an Offering Date and ending on the next succeeding Exercise Date; provided, however, that the first Option Period under the terms of the Plan, as amended and restated as of May 31, 2003, shall begin on June 1, 2003 and end on December 31, 2003.

         Option Price means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

         Participant means any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

         Plan means the Corporation's Employee Stock Purchase Plan, as the same may be amended from time to time in accordance with the terms of Section 6.3.

         Plan Account or Account means the account established and maintained under the Plan in the name of the Participant.

         Plan Committee means a committee of officers of the Corporation and/or Designated Subsidiaries appointed by the Board of Directors or the Personnel and Compensation Committee of the Board, which committee of officers shall administer the Plan as provided in Section 1.3.

         Plan Year means the twelve (12) consecutive month period beginning on January 1 and ending on the following December 31; provided, however, that the first Plan Year for the Plan as amended and restated as of May 31, 2003 shall be the seven (7) consecutive month period beginning June 1, 2003 and ending on December 31, 2003.

         "Retire," "Retires" or "Retirement" means termination of Participant's employment with the Corporation or a Designated Subsidiary at any time and for any reason (other than



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termination by reason of the Participant's death or by the Corporation or a
Designated Subsidiary for cause or termination in connection with a divestiture of assets or of one or more subsidiaries of the Corporation) on or after the first day of the first month coincident with or next following the date on which Participant attains age fifty-five (55) and completes five (5) years of service, determined in the same manner as the determination of five (5) years of vesting service as calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan.

         Stock Purchase Agreement means the form prescribed by the Plan Committee which must be completed and executed by an Employee who elects to participate in the Plan.

         Subsidiary means any company in which the Corporation owns, directly or indirectly, shares possessing 50% or more of the total combined voting power of all classes of stock.

1.3      ADMINISTRATION OF PLAN

         Subject to oversight by the Board of Directors or the Board's Personnel and Compensation Committee, the Plan Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Plan Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Plan Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Plan Committee, in its sole discretion, deems advisable from time to time.

1.4      EFFECTIVE DATE OF PLAN AND OF PLAN AMENDMENTS

         The effective date of the Plan, as adopted by the Board of Directors of the Corporation and approved by the shareholders of the Corporation, was June 1, 2003. The extension of the term of the Plan by the Personnel and Compensation Committee of the Board is effective as of May 31, 2003. Except as otherwise set forth herein, the amendment and restatement of the Plan as of May 31, 2003 will, in all other respects, be effective as of June 1, 2003.

1.5      EXTENSION OR TERMINATION OF PLAN

         The Plan shall continue in effect through and including December 31, 2008, unless terminated prior thereto pursuant to Section 4.3 or by the Board of Directors or the Personnel and Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to the Participant, or otherwise disposed of in accordance with policies and procedures prescribed by the Plan Committee in cases where such a refund may not be possible.




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                                   ARTICLE II
                                  PARTICIPATION

2.1      ELIGIBILITY

         Effective beginning with the Option Period commencing on June 1, 2003, each full-time Employee or rehired Employee, including those serving on the Plan Committee or serving as Plan Manager, who on an Offering Date will have at least six (6) months of Continuous Service, and each part-time Employee or rehired Employee who on an Offering Date will have at least twelve (12) months of Continuous Service, may become a Participant by executing and filing a Stock Purchase Agreement with Corporate Retirement Plans prior to such Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.

2.2      PAYROLL DEDUCTIONS

         Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deductions shall be expressed as a whole number percentage which shall be at least 1% but not more than 10%. A Participant may not increase or decrease the percentage deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with Corporate Retirement Plans prior to the Offering Date on which such Option Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Payroll deductions may be automatically suspended if, during a Plan Year, a Participant has reached any applicable limit imposed by law. In such cases, payroll deductions will recommence at the same percentage at the beginning of the next Plan Year if the Participant continues to be eligible to participate and has not elected to discontinue deductions. Any amount remaining in the Participant's Account after the purchase of Common Stock will be carried over to the next Offering Period unless the Participant submits a written request to discontinue payroll deductions to Corporate Retirement Plans. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Stock Purchase Agreement in accordance with Section 2.1. Amounts deducted from a Participant's Compensation pursuant to Section 2.2 will be credited to the Participant's Account.











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                                   ARTICLE III
                               PURCHASE OF SHARES

3.1      OPTION PRICE

         Effective beginning with the Option Period commencing on June 1, 2003, the Option Price per share of the Common Stock sold to Participants under the Plan will be 95% of the Fair Market Value of such share on the Exercise Date of the Option Period; provided, however, in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2      PURCHASE OF SHARES

         On each Exercise Date, the amount in a Participant's Account will be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. Shares of Common Stock purchased by a Participant on any Exercise Date will be issued in the manner most recently elected by the Participant and on file with Corporate Retirement Plans.

3.3      LIMITATIONS ON PURCHASE

         No Participant's purchase of Common Stock under the Plan shall exceed the limitations imposed by Section 423(b)(8) of the Code.

3.4      TRANSFERABILITY OF RIGHTS

         Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.


                                   ARTICLE IV
                       PROVISIONS RELATING TO COMMON STOCK

4.1      COMMON STOCK RESERVED

         At February 20, 1997, there were 4,614,154 shares of Common Stock authorized and reserved for use in accordance with the Plan, subject to adjustment in accordance with Section 4.2, in addition to the shares previously authorized and issued under the Plan. The aggregate number of shares which may be purchased thereafter under the Plan shall not exceed the number of shares reserved for the Plan. As of December 31, 2002, 2,175,504 shares of Common Stock remained available for purchase in accordance with the Plan.

4.2      ADJUSTMENT FOR CHANGES IN COMMON STOCK

         In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation or entity by reason of merger, consolidation, recapitalization,




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reorganization, stock dividend, stock split or otherwise, the Plan Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Plan Committee, and its decision shall be binding and conclusive.

4.3      INSUFFICIENT SHARES

         If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1, then (i) the Plan Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4      CONFIRMATION

         Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant. A record of purchases shall be maintained by appropriate entries on the books of the Corporation.

4.5      RIGHTS AS SHAREHOLDERS

         The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Corporation shall exist with respect to such shares.


                                    ARTICLE V
                          TERMINATION OF PARTICIPATION

5.1      VOLUNTARY WITHDRAWAL

         A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to him or to her without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1.

5.2      TERMINATION OF ELIGIBILITY

         A Participant who Retires during an Option Period may elect to withdraw the entire cash balance, if any, in the Participant's Plan Account. If a Participant who Retires during an Option Period has not made a withdrawal election as provided for in the preceding sentence at least fifteen (15) days prior to the next succeeding Exercise Date, any cash balance remaining in the Participant's Plan Account will be applied toward the purchase of whole shares of Common Stock on the next succeeding Exercise Date and any cash balance remaining in the Participant's Plan Account after such purchase will be refunded to the Participant without interest.


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         If a Participant ceases to be eligible under Section 2.1 during an
Option Period because of the Participant's death while employed by the Corporation or a Designated Subsidiary, the cash balance remaining in the Participant's Plan Account will be distributed without interest to the Participant's designated beneficiary or, in the absence of an effective beneficiary designation, to the Participant's personal representative or, if no personal representative has qualified, to the persons entitled thereto under the laws of descent and distribution. During the Participant's lifetime, a Participant may file with the Corporation, at such address and in such manner as the Corporation may from time to time direct, a beneficiary designation for purposes of this paragraph on a form to be provided by the Corporation on the Participant's request.

         If a Participant ceases to be eligible under Section 2.1 during an Option Period because the Participant's employer, while remaining a Subsidiary, ceases to be a Designated Subsidiary, then any cash balance remaining in the Participant's Plan Account at the time such Subsidiary ceases to be a Designated Subsidiary will be applied toward the purchase of whole shares of Common Stock on the next succeeding Exercise Date (unless withdrawn pursuant to Section 5.1) and any cash balance remaining in the Participant's Plan Account after such purchase will be refunded without interest.

         If a Participant ceases to be eligible under Section 2.1 during an Option Period because the Participant's employment with the Corporation or a Designated Subsidiary has ended for any other reason, the cash balance remaining in the Participant's Plan Account will be refunded or distributed without interest to the Participant.

         Notwithstanding the above, in cases where a refund or distribution in accordance with the provisions of Section 5.2 may not be possible or practicable, the cash balance remaining in the Participant's Plan Account shall be disposed of as determined by the Plan Committee.


                                   ARTICLE VI
                               GENERAL PROVISIONS

6.1      NOTICES

         Any notice, which a Participant files pursuant to the Plan, shall be made on forms prescribed by the Plan Committee and shall be effective only when such forms are received by Corporate Retirement Plans.

6.2      CONDITION OF EMPLOYMENT

         Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Designated Subsidiary to terminate an Employee's employment.


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6.3      AMENDMENT OF THE PLAN

         The Board of Directors or the Board's Personnel and Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in
Section 4.2, materially increase the benefits accruing to Participants, or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, with any other applicable law or regulations, and with any applicable requirements of the principal exchange upon which the Common Stock is listed.

6.4      APPLICATION OF FUNDS

         All funds received by the Corporation by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

6.5      LEGAL RESTRICTIONS

         The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

6.6      GENDER

         Whenever used herein, use of any gender shall be applicable to both genders.

6.7      GOVERNING LAW

         The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and any applicable provisions of the Code and the related regulations.









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